UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014 (February 4, 2014)

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reed’s, Inc.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 4, 2014, Thierry Foucaut resigned as Chief Operating Officer of Reed’s Inc., a Delaware corporation (“Reed’s” or the “Company”), effective immediately. Reed’s is in the process of assessing and evaluating the future viability of the office of Chief Operating Officer for the Company.

(c) On February 7, 2014, Reed’s engaged David Williams, age 53, to serve as its Interim Chief Financial Officer. Mr. Williams is a Certified Public Accountant, Certified Management Accountant and holds a Juris Doctor. Mr. Williams has extensive experience as a chief financial officer, controller, and auditor, providing expertise to public, private and non-profit companies and has worked most recently throughValueDriven CFO since October 2010. Mr. Williams served as Chief Financial Officer and Legal Mediator to National Promotions and Advertising, Inc., a provider of advertising and printing services, from 2008 to 2010. From 2006 to 2008 he served as Chief Financial Officer and In-House Counsel of Fluid Media Networks, Inc. (currently Mood Media Corporation, (TSX: MM) (LSE AIM: MM)), an e-commerce start-up growing through acquisitions. From 2000 to 2005 he served as Chief Financial Officer and In-House Counsel to Professionals Online Network, Inc., a private company developing online career services. From 1997 to 2000 he served as Chief Financial Officer to Networks Telephony Corporation, a developer of business class VoIP. Mr. Williams received a bachelor degree from Northern Illinois University in 1984 and a Juris Doctor from Southwestern School of Law in 1997.

Mr. Williams has not previously worked with Reed’s. There are no family relationships between Mr. Williams and any director or other executive officer of the Company. Other than his this interim arrangement, there are no material plans, contracts or arrangement, compensatory or otherwise, between Reed’s and Mr. Williams. There are no arrangements or understandings between Mr. Williams and any person pursuant to which he was selected as Chief Financial Officer. Other than the relationship described herein, there has not been any transaction since the beginning of the Reed’s last fiscal year, and there is no currently proposed transaction in which the Reed’s was, is or will be a participant and in which Mr. Williams had, has or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: February 10, 2014	By: /s/ Christopher J. Reed
Christopher J. Reed,
Chief Executive Officer